AMENDMENTS TO ASSET PURCHASE AGREEMENT

                                December 22, 1999

The following amendments dated December 22, 1999 are made to the Asset Purchase Agreement among Compu-Dawn, Inc., GPC Acquisition Corp., Global PC, Inc., Mark Bradlee and Brian Dougherty, dated July 30, 1999, as amended on September 24, 1999, September 26, 1999 and November 23, 1999.

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SECTION              AMENDMENT

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1.   2.3.1          The sentence  which was added at the end of Section 2.3.1 in the Amendment to Asset Purchase Agreement dated November 23, 1999, paragraph 3, which read: "Additionally, the purchaser or Compu- DAWN shall pay Seller an amount not to exceed the total tax liability amount set forth on Schedule 3.9 plus $10,000 (the "Cash Purchase Price"), which proceeds shall be used by Seller only and specifically to satisfy the tax liability set forth on Schedule 3.9.", is amended to read in its entirety as follows: "Additionally, the Purchaser or Compu- DAWN shall pay Seller an amount equal to the total tax liability amount finally negotiated by Seller and the taxing authorities set forth on Schedule 3.9, but in no event shall such amount exceed the total tax liability amount set forth on Schedule 3.9 plus $10,000 (collectively, the "Cash Purchase Price"), which proceeds shall be used by
                    the  Seller  only  and   specifically  to  satisfy  the  tax
                    liabilities    finally    negotiated    with   such   taxing
                    authorities."

2. Section 2.3.2(b) The  following  sentence is added to Section  2.3.2(b):  The persons listed on Schedule 2.3.2(a)(i) may deliver subscription agreements to Compu- DAWN up to the fifteenth day following the Closing (which shall occur on the date hereof). A determination as to who the accepted subscribers will be, shall be made by Compu-DAWN up to that time.

3. Section 2.3.2(c) Section  2.3.2(c),  which  was added by  paragraph  5 of the
                    Amendments to Asset Purchase Agreement dated November 23, 1999, is amended to read in its entirety as follows: The Cash Purchase Price shall be delivered to the Seller at such time as the tax liabilities to the taxing authorities set forth on Schedule 3.9 as finally negotiated between the Seller and such taxing authorities become absolutely due pursuant to agreements reached between the Seller and each of such taxing authority, but in no event prior to the Closing.

All other terms of the Asset Purchase Agreement as amended on September 24, 1999, September 26, 1999 and November 23, 1999 shall remain and continue in full force and effect as amended hereby.


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         WITNESS the  execution of these  Amendments  as of the date first above written.

                             COMPU-DAWN, INC.

                             By: /s/ Rudy C. Theale
                             ----------------------

                             GPC ACQUISITION CORP.

                             By: /s/ Rudy C. Theale
                             ----------------------

                             GLOBAL P.C., INC.

                             By: /s/ Mark Bradlee
                             --------------------

                             /s/ Mark Bradlee
                             -----------------------------
                             MARK BRADLEE

                             /s/ Brian Dougherty
                             -----------------------------
                             BRIAN DOUGHERTY


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